Exhibit 4.9

SEVENTH AMENDMENT TO CREDIT AGREEMENT AND
LENDER’S CONSENT AND WAIVER

     THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT AND LENDER’S CONSENT AND WAIVER (this “Amendment”) is dated effective June 30, 2004, by and between TYLER TECHNOLOGIES, INC., a Delaware corporation (“Borrower”) and BANK OF TEXAS, N.A., a national banking association (“Lender”).

WITNESSETH:

     WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated February 27, 2002, pursuant to which Lender agreed to make the Loan (as therein defined) available to Borrower (as heretofore or hereafter amended, the “Credit Agreement”)(each capitalized term used herein, but not otherwise defined shall have the same meaning given to it in the Credit Agreement); and

     WHEREAS, Borrower has requested that Lender (i) consent to Borrower’s repurchase of outstanding Borrower stock in excess of the $25,000,000 limit to which Lender previously consented pursuant to the Fifth Amendment to Credit Agreement and Lender’s Consent and Waiver dated effective March 31, 2003 by and between Borrower and Lender (the “Fifth Amendment”) and (iii) allow Borrower to repurchase outstanding Borrower stock in an aggregate amount not to exceed $5,000,000; and

     WHEREAS, subject to the terms and conditions herein contained, Lender is willing to agree to such requests.

     NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

ARTICLE I – CONSENT AND WAIVER

Section 1.1 Consent to Repurchase of Outstanding Stock in Excess of Amount Previously Consented to by Lender. The Credit Agreement provides, among other things, that, without the prior written consent of Lender, Borrower shall declare no Distribution nor make any Investment, prior to payment in full of the Obligations owed to Lender, and the termination of Lender’s Commitment, under the Credit Agreement. Pursuant to the Fifth Amendment, Lender consented to Borrower’s repurchase of outstanding Borrower stock in an aggregate amount not to exceed $25,000,000 (the “Third Targeted Repurchase”). The actual cost of the Third Targeted Repurchase equaled $25,344,888 (the “Actual Repurchase Cost”). Lender hereby consents to the Third Targeted Repurchase and waives any Default or Event of Default that may have occurred as a result of the amount of the Actual Repurchase Cost exceeding the amount previously consented to by Lender for the Third Targeted Repurchase.

Section 1.2 Consent to Repurchase of Outstanding Stock. The Credit Agreement provides, among other things, that, without the prior written consent of Lender, Borrower shall declare no Distribution nor make any Investment, prior to payment in full of the Obligations owed to Lender, and the termination of Lender’s Commitment, under the Credit Agreement. Pursuant to the Second Amendment to Credit Agreement, First Amendment to Pledge and Security Agreement, and Lender’s Consent dated effective September 30, 2002, by and between Borrower and Lender, Lender consented to Borrower’s repurchase of up to 1,500,000 shares of the outstanding stock in Borrower during the period from August 15, 2002 to November 30, 2002 (the “First Targeted Repurchase”). Pursuant to that certain Third Amendment to Credit Agreement, Second Amendment to Pledge and Security Agreement, Lender’s Consent and Waiver

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and Borrower’s Acknowledgement dated effective January 10, 2003 by and between Borrower and Lender (the “Third Amendment”), Lender consented to Borrower’s repurchase of outstanding Borrower stock in an aggregate amount not to exceed $2,000,000 (the “Second Targeted Repurchase”). As noted above, pursuant to the Fifth Amendment, Lender consented to the Third Targeted Repurchase. Borrower has requested Lender’s consent to Borrower’s repurchases of additional outstanding Borrower stock (i.e., Borrower stock in addition to and exclusive of the Borrower stock repurchased by Borrower in connection with the First Targeted Repurchase, the Second Targeted Repurchase and the Third Targeted Repurchase) (the “Fourth Targeted Repurchases”), with the aggregate purchase price for all such Fourth Targeted Repurchases not to exceed $5,000,000. Lender hereby consents to the Fourth Targeted Repurchases; provided, however, that all such Fourth Targeted Repurchases occur prior to the occurrence of a Default or an Event of Default.

Section 1.3 Limitation on Consent. The consents granted in this Amendment are limited to the foregoing actions and do not constitute a waiver of any required consent with respect to any other action.

ARTICLE II – MISCELLANEOUS

Section 2.1 Condition to Closing; Further Assurances. As a condition to the closing of this Amendment, Borrower shall execute and deliver this Amendment and such other documents as may be necessary or as may be required, in the opinion of counsel to Lender, to effect the transactions contemplated hereby and continue the liens and/or security interests of all other collateral instruments, as modified by this Amendment. Borrower also agrees to provide to Lender such other documents and instruments as Lender reasonably may request in connection with the modification of the Loans effected hereby.

Section 2.2 Continuing Effect. Except as modified and amended hereby, the Credit Agreement and other Loan Documents are and shall remain in full force and effect in accordance with their terms.

Section 2.3 Payment of Expenses. Borrower agrees to pay to Lender the reasonable attorneys’ fees and expenses of Lender’s counsel and other expenses incurred by Lender in connection with this Amendment.

Section 2.4 Binding Agreement. This Amendment shall be binding upon, and shall inure to the benefit of, the parties’ respective representatives, successors and assigns.

Section 2.5 No Defenses. Borrower by its execution of this Amendment, hereby declares that it has no set-offs, counterclaims, defenses or other causes of action against Lender arising out of the Loan, this Amendment or otherwise; and, to the extent any such setoffs, counterclaims, defenses or other causes of action may exist, whether known or unknown, such items are hereby waived by Borrower.

Section 2.6 Usury Savings Clause. Notwithstanding anything to the contrary in this Amendment, the Note or any other Loan Document, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all interest and other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under the Note or otherwise in connection with the Note shall under no circumstances exceed the maximum rate of interest permitted by applicable law. In the event the maturity of the Note is accelerated by reason of an election by the holder thereof resulting from a default thereunder or under any other document executed as security therefor or in connection therewith, or by voluntary prepayment by the maker, or otherwise, then earned interest may never include more than the maximum rate of interest permitted by applicable law. If from any circumstance any holder of any of the Note shall ever receive interest or any other

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charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the maximum rate of interest permitted by applicable law shall be applied to the reduction of the principal amount owing on such Note or on account of any other principal indebtedness of the maker to the holders of such Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal thereof and such other indebtedness, the amount of such excessive interest that exceeds the unpaid balance of principal thereof and such other indebtedness shall be refunded to the maker. All sums paid or agreed to be paid to the holder of the Note for the use, forbearance or detention of the indebtedness of the maker to the holder of such Note shall be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full for the purpose of determining the actual rate on such indebtedness is uniform throughout the term thereof.

     The terms “maximum amount” or “maximum rate” as used in this Amendment or the Note, or in any other agreement entered into in connection with the Note or securing the indebtedness evidenced by the Note, whether now existing or hereafter arising and whether written or oral, include, as to Chapter 303 of the Texas Finance Code (and as same may be incorporated by reference in other statutes of the State of Texas), but otherwise without limitation, that rate based upon the “weekly ceiling”; provided, however, that this designation shall not preclude the rate of interest contracted for, charged or received in connection with the Loan from being governed by, or construed in accordance with, any other state or federal law.

Section 2.7 Counterparts. This Amendment may be executed in several counterparts, all of which are identical, each of which shall be deemed an original, and all of which counterparts together shall constitute one and the same instrument, it being understood and agreed that the signature pages may be detached from one or more of such counterparts and combined with the signature pages from any other counterpart in order that one or more fully executed originals may be assembled.

Section 2.8 Choice of Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS PREEMPT THE LAWS OF THE STATE OF TEXAS.

Section 2.9 Entire Agreement. This Amendment, together with the other Loan Documents, contain the entire agreements between the parties relating to the subject matter hereof and thereof. This Amendment and the other Loan Documents may be amended, revised, waived, discharged, released or terminated only by a written instrument or instruments, executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted. Any alleged amendment, revision, waiver, discharge, release or termination which is not so documented shall not be effective as to any party.

     THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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     IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

LENDER:

BANK OF TEXAS, N.A., a national banking association

By:

Name:

Its:

BORROWER: TYLER TECHNOLOGIES, Inc. a Delaware corporation
By:
Brian K. Miller,
Vice President-Finance

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CONSENT OF GUARANTORS

     Each of the undersigned Guarantors hereby acknowledges and consents to the foregoing amendment and expressly acknowledges and agrees that (a) its Guaranty shall guaranty, and the Security Agreement executed by it shall secure, the Loan as amended hereby, and (b) except as may be modified to incorporate the terms of this Amendment, the Guaranty of the other Loan Documents to which it is a part, are and shall continue in full force and effect.

     IN WITNESS WHEREOF, each of the Guarantors has caused this Consent to be duly executed by its authorized officer.

GUARANTORS: COLE LAYER TRUMBLE COMPANY, a Delaware corporation
By:
Brian K. Miller,
Vice President-Finance

Address: c/o Tyler Technologies, Inc. 5949 Sherry Lane, Suite 1400 Dallas, Texas 75225 Attention: Treasurer Fax: (214) 547-4041 EAGLE COMPUTER SYSTEMS, INC., a Delaware corporation
By:
Brian K. Miller,
Vice President-Finance

Address: c/o Tyler Technologies, Inc. 5949 Sherry Lane, Suite 1400 Dallas, Texas 75225 Attention: Treasurer Fax: (214) 547-4041

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FUNDBALANCE, INC., a Delaware corporation
By:
Brian K. Miller,
Vice President-Finance

Address: c/o Tyler Technologies, Inc. 5949 Sherry Lane, Suite 1400 Dallas, Texas 75225 Attention: Treasurer Fax: (214) 547-4041 INTERACTIVE COMPUTER DESIGNS, a Texas corporation
By:
Brian K. Miller,
Vice President-Finance

Address: c/o Tyler Technologies, Inc. 5949 Sherry Lane, Suite 1400 Dallas, Texas 75225 Attention: Treasurer Fax: (214) 547-4041 MUNIS, INC., a Maine corporation
By:
Brian K. Miller,
Vice President-Finance

Address: c/o Tyler Technologies, Inc. 5949 Sherry Lane, Suite 1400 Dallas, Texas 75225 Attention: Treasurer Fax: (214) 547-4041

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THE SOFTWARE GROUP, INC., a Texas corporation
By:
Brian K. Miller,
Vice President-Finance

Address: c/o Tyler Technologies, Inc. 5949 Sherry Lane, Suite 1400 Dallas, Texas 75225 Attention: Treasurer Fax: (214) 547-4041 EDEN SYSTEMS, INC., a Washington corporation
By:
Brian K. Miller,
Vice President-Finance

Address: c/o Tyler Technologies, Inc. 5949 Sherry Lane, Suite 1400 Dallas, Texas 75225 Attention: Treasurer Fax: (214) 547-4041

Seventh Amendment (Tyler)